UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 19, 2005	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 19, 2005, Comtech Telecommunications Corp. (“Comtech”) issued a press release announcing that its newly formed subsidiary, Comtech Tolt Technologies, Inc., has agreed to acquire certain assets and assume certain liabilities of Tolt Technologies, Inc. (“Tolt”), a mobile technology solutions company. Upon the resolution of various closing conditions including the completion of due diligence, Comtech will purchase the business of Tolt, including inventory, for $3.5 million plus an earn-out of $500,000 based on the achievement of fiscal 2006 sales goals. The transaction is expected to close on or about February 1, 2005. Tolt’s sales in 2004 were approximately $17.0 million. The transaction is expected to be neutral to Comtech’s fiscal 2005 results and accretive in fiscal 2006. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated January 19, 2005, reporting the entering into an agreement by the Registrant to acquire certain assets and assume certain liabilities of Tolt Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2005	COMTECH TELECOMMUNICATIONS CORP. By: /s/ Robert G. Rouse —————————————— Name: Robert G. Rouse Title: Executive Vice President and Chief Financial Officer

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